The Alkaline Water Company Announces Preliminary Record
Revenue Results for Second Quarter of Fiscal Year 2023

The Company Expects to Report Record Revenue of Approximately $19.6 Million

Third-Party Data Shows Alkaline88's 52-Week Retail Sales Up Over 36% Year-over-Year

(All amounts in U.S. dollars)(unaudited)

SCOTTSDALE, Arizona, (11/10/2022)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today announced it expects to report record revenue of approximately $19.6 million for the second quarter of fiscal year 2023, representing year-over-year growth of 28%.

"The second quarter fiscal 2023 was The Alkaline Water Company's best sales quarter ever," said Frank Lazaran, President and CEO of The Alkaline Water Company. "Alkaline88® continues to show strong growth at retail, with more consumers buying our products at more stores across the country than ever before, and that has translated into record revenue for the Company."

According to Nielsen data for All Outlets Combined including Convenience (xAOC+Conv.) for the period ending October 8, 2022:

  Alkaline88® grew 36.6% year-over-year in dollar volume in the trailing 52 weeks
    This growth rate was over 2.5 times greater than that of the overall Value-Added Water category
  The Value-Added Water Category was the second-fastest-growing category behind only Water (for non-alcoholic categories above $100 million in total retail sales)
  Alkaline88's 13-week retail sales tracked by Nielsen were over $26 million

"The Alkaline Water Company has grown to record revenue while increasing operational efficiency by executing our pathway to profitability strategy," continued Mr. Lazaran. "We look forward to sharing the full results of this record quarter with our shareholders next week."

The Company plans to release the full results for its second quarter fiscal 2023 on Monday, November 14th, 2022 after market close. Management plans to host a conference call to discuss the results on the morning of Tuesday, November 15th at 8:30AM Eastern Time.

Conference Call Details:

Date: November 15, 2022
Time: 8:30AM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927
Conference ID Number: 13734370

Selected preliminary financial results for the second quarter of Fiscal 2023

This news release presents preliminary results, for the period presented, of the Company. Included above are certain estimated preliminary unaudited financial results for the second quarter of fiscal 2023. These results are preliminary and subject to change, and there is a possibility that the Company's actual results may differ materially from these preliminary estimates. These results are based on the information available to the Company as of the date of this news release.

These estimated preliminary results for the second quarter of fiscal 2023 are derived from the preliminary internal financial records of the Company and are subject to revisions based on the Company's procedures and controls associated with the completion of the Company's financial reporting, including all the customary reviews and approvals.

These estimated preliminary results should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. The Company's independent registered public accounting firm has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, these estimated preliminary results. It is possible that the Company or its independent registered public accounting firm may identify items that would require the Company to make adjustments to the preliminary estimates set forth above as the Company completes its financial statements and that the Company's actual results may differ materially from these preliminary estimates. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to expected record revenue of approximately $19.6 million for second quarter of fiscal year 2023, representing year-over-year growth of 28%; and the statements relating to the Company's pathway to profitability strategy.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving and margin enhancement measures will be fully implemented and, once implemented, they will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the Company's burn rate to reach the level anticipated by the Company as a result of the Company's proactive reduction in its monthly burn rate; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com